SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

KYPHON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KYPHON INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KYPHON INC., a Delaware corporation, will be held on June 19, 2003, at 4:00 p.m. local time, at the Ritz-Carlton located at One Miramontes Point Road, Half Moon Bay, CA 94019 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect two Class I directors to serve for terms of three years expiring upon the 2006 Annual Meeting of Stockholders or until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

Richard W. Mott

President, Chief Executive Officer, and Board

Member

Sunnyvale, California

May 14, 2003

YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

KYPHON INC.

PROXY STATEMENT FOR THE 2003

ANNUAL MEETING OF STOCKHOLDERS

JUNE 19, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Kyphon Inc., for use at the Annual Meeting of Stockholders to be held June 19, 2003 at 4:00 p.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Ritz-Carlton located at One Miramontes Point Road, Half Moon Bay, CA 94019. The telephone number at the location of the Annual Meeting is (650) 712-7000.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed on or about May 14, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on April 25, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 37,955,276 shares of our common stock were issued and outstanding and held of record by approximately 2,178 stockholders. The closing price of the our common stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $9.22 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Jeffrey L. Kaiser, Inspector of Elections, Kyphon Inc., 1350 Bordeaux Drive, Sunnyvale, CA 94089, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting and will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for the confirmation of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented by such stockholders at our 2004 Annual Meeting must be received by us no later than January 7, 2004 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 25, 2003, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of shares outstanding	Options Exercisable within 60 days	Number of shares underlying options or warrants	Approximate Percent Owned (1)
Warburg, Pincus Ventures, L.P.(1) 466 Lexington Avenue New York, NY 10017	14,149,815	—	59,158	37.41%
Investor Growth Capital Limited(2) National Westminster House Le Truchot St. Peter Port Guernsey Channel Island GYI 4PW, U.K.	4,291,248	—	—	11.35%
Entities affiliated with The Vertical Group, L.P.(3) 25 DeForest Avenue Summit, NJ 07901	3,715,021	—	—	9.82%
Elizabeth H. Weatherman(1)	14,149,815	—	59,158	37.41%
Jack W. Lasersohn(3)	3,715,021	—	—	9.82%
Richard W. Mott	—	900,000	900,000	2.32%
Karen D. Talmadge, Ph.D.	1,160,000	166,667	200,000	3.49%
Eric N. Doelling(4)	175,688	53,749	80,312	*
Jeffrey L. Kaiser(5)	198,495	104,688	175,000	*
Anthony J. Recupero	58,738	122,932	235,434	*
Gary L. Grenter	234,335	—	75,000	*
Avram A. Edidin	674	106,250	300,000	*
Douglas W. Kohrs	—	40,625	50,000	*
James T. Treace(6)	174,090	—	4,912	*
Stephen M. Campe	—	—	—	—
All directors and executive officers as a group (18 persons)	20,016,389	1,745,951	3,003,879	55.00%

* Less than 1%.

(1)	Warburg, Pincus & Co., the sole general partner of Warburg, Pincus Ventures, L.P., which is managed by Warburg Pincus LLC, may be deemed to have sole voting and dispositive power with regard to the common stock shares. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. Elizabeth H. Weatherman, one of our directors, is a managing director and member of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co. All shares indicated as beneficially owned by Ms. Weatherman are included because of her affiliation with Warburg Pincus. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.
(2)

Consists of 3,003,873 shares owned by Investor Growth Capital Limited, an indirectly wholly owned subsidiary of Investor AB, and 1,287,375 shares owned by Investor Group L.P., a limited partnership of which Investor AB serves as the ultimate general partner. Stephen M. Campe, one of our directors, is an employee of an affiliate of Investor AB. Stephen M Campe disclaims beneficial ownership of all shares owned by the Investor AB entities.
(3)	Jack W. Lasersohn, one of our directors, is a general partner of The Vertical Group, L.P. All shares indicated as beneficially owned by Mr. Lasersohn are included because of his affiliation with The Vertical Group, L.P. Mr. Lasersohn disclaims beneficial ownership of all shares owned by the Vertical entities except to the extent of his partnership interest in these shares.
(4)	Includes 11,458 shares issued upon the early exercise of a stock option that remain subject to repurchase by us.
(5)	Includes 22,917 shares issued upon the early exercise of a stock option that remain subject to repurchase by us.
(6)	Includes 159,090 shares held by J & A Group, LLC. James T. Treace, one of our directors, is the President and a Managing Member of J & A Group, LLC. Mr. Treace exercises voting and/or investment control over these shares.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2002, all reports were timely filed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II and two directors in Class III. Two Class I directors are to be elected at the Annual Meeting. All Class II and Class III directors will be elected at the 2004 and 2005 Annual Meetings of Stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders or until their earlier resignation or removal.

In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors
Richard W. Mott	44	President and Chief Executive Officer	2002
Karen D. Talmadge, Ph.D	50	Executive Vice President and Co-Founder	1994

Continuing Class II Directors
Stephen M Campe (2)	37	Managing Director, Investor Growth Capital, Inc.	1999
Douglas W. Kohrs (2)	45	President and Chief Executive Officer, American Medical Systems	2000
Jack W. Lasersohn (1)	50	General Partner, The Vertical Group, L.P.	1996

Continuing Class III Directors
James T. Treace (1), (2)	57	President and Managing Member, J & A Group, LLC	2001
Elizabeth H. Weatherman (1)	43	Managing Director, Warburg Pincus, LLC	2000

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

Directors to be Elected at the Annual Meeting

Richard W. Mott has served as our President and Chief Executive Officer since September 2002. From January 1998 through March 2002, Mr. Mott held several positions at Wilson Greatbatch Technologies, Inc., a developer of components for implantable medical devices, including Chief Operating Officer from December 2000 to March 2002 and Senior Vice President from January 1998 to November 2000. Mr. Mott holds a B.S. in Ceramic Engineering from Alfred University.

Karen D. Talmadge, Ph.D. co-founded Kyphon and has served as a member of our Board of Directors since inception. She also has served as our Executive Vice President since November 1998. From January 1994 to November 1998, Dr. Talmadge served as our President, Chief Executive Officer and Treasurer. Dr. Talmadge holds an A.B. in Biology from Bryn Mawr College and a Ph.D. in Biochemistry from Harvard University.

Directors Whose Terms Extend Beyond the Annual Meeting

Stephen M. Campe has served as a member of our Board of Directors since December 1999. Since April 1998, Mr. Campe has been a Managing Director of Investor Growth Capital, Inc., a wholly-owned subsidiary of Investor AB, and a venture capital firm focusing on health care and information technology investments. From September 1995 to April 1998, Mr. Campe was a consultant at McKinsey & Co., a management consulting firm. He currently serves as a director of several private companies. Mr. Campe holds a B.S. in Economics and a B.A. in Systems Science Engineering from the University of Pennsylvania and an M.B.A. from Yale University.

Douglas W. Kohrs has served as a member of our Board of Directors since April 2000. Since April 1999, Mr. Kohrs has been President, Chief Executive Officer and a director of American Medical Systems, a supplier of devices to treat urological disorders. From May 1998 to April 1999, Mr. Kohrs was general manager of Sulzer Spine-Tech. From August 1991 to May 1998, Mr. Kohrs served as Vice President of Research and Development and Vice President of Marketing for Spine-Tech, a predecessor of Sulzer Spine-Tech. Mr. Kohrs holds a B.S. in Bioengineering from Texas A&M University, a B.A. in Engineering Sciences from Austin College and an M.B.A. from Northeastern University.

Jack W. Lasersohn has served as a member of our Board of Directors since August 1996. From 1989 to the present, Mr. Lasersohn has served as a general partner of The Vertical Group, L.P., a private venture capital firm. From 1981 to 1989, Mr. Lasersohn was a vice president and then director of the venture capital division of F. Eberstadt & Co. Mr. Lasersohn serves as a director of several privately-held medical companies. Mr. Lasersohn holds a B.S. in Physics from Tufts University, an M.A. from the Fletcher School of Law & Diplomacy at Tufts University and a J.D. from Yale University.

James T. Treace has served as a member of our Board of Directors since July 2001. Mr. Treace is currently the President and a Managing Member of the J & A Group, LLC, a private investment and consulting business. From November 1999 to October 2000, Mr. Treace was the President of Medtronic Xomed, a manufacturer of surgical products used by ear, nose and throat surgeons. From April 1996 until November 1999, he served as Chairman of the Board of Directors, President and Chief Executive Officer of Xomed Surgical Products, the predecessor of Medtronic Xomed. Mr. Treace serves as a director of Wright Medical Group, a publicly-held company.

Elizabeth H. Weatherman has served as a member of our Board of Directors since September 2000 and also from August 1996 through January 1998. Since 1996, Ms. Weatherman has been a Managing Director of Warburg Pincus, LLC, a private equity and venture capital firm. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman also serves as a director of American Medical Systems, Wright Medical Group, Micro Therapeutics and several privately-held companies. Ms. Weatherman holds a B.A. from Mount Holyoke College and an M.B.A. from Stanford University.

Vote Required

The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Family Relationships

Elizabeth A. Rothwell, our Vice President Operations and Quality is the sister of Richard W. Mott, our President, Chief Executive Officer and Director. There are no other family relationships among any of our directors or executive officers.

Board Meetings, Committees and Directors Compensation

Our Board of Directors held a total of six meetings during the fiscal year ended December 31, 2002. During the year, no incumbent director attend fewer than 75% of the Board or committee meetings held during his or her service as a director or committee member.

The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nomination Committee. From time to time, the Board of Directors may also create various ad hoc committees for special purposes.

The Audit Committee was formed in January 1998 and adopted its most recent charter in April 2002. That charter was amended in October 2002. The Audit Committee, which currently consists of directors Stephen Campe, Douglas Kohrs and James Treace held four meetings during 2002. The Audit Committee reviews the results and scope of the annual audit and other services provided by our independent accountants, reviews and evaluates our internal audit and control functions and monitors transactions between us and our employees, officers and directors.

The Compensation Committee was formed in January 1998 and adopted its most recent charter in April 2002, which was amended in October 2002. The Compensation Committee, which currently consists of Elizabeth Weatherman, Jack Lasersohn and James Treace held one meeting during the 2002 fiscal year. The Compensation Committee administers the 2002 Stock Plan, the 2002 Director Option Plan and the 2002 Employee Stock Purchase Plan and reviews and recommends compensation amounts and benefits for our executive officers.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee nor any executive officer of Kyphon has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No compensation committee member is an officer or employee of Kyphon.

Compensation of Directors

Our non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attending board and committee meetings but are not compensated for their services as board members. We have in the past granted directors options to purchase our common stock pursuant to the terms of our 1996 Stock Option Plan, which has now been replaced with our 2002 Stock Plan. In addition, non-employee directors are eligible for an option grant under our 2002 Director Option Plan. Our Board of Directors retains discretion over the grants made under the 2002 Director Option Plan and there are no automatic grants made to non-employee directors on an annual basis. There have been no grants made under the 2002 Director Option Plan since it was adopted in April 2002.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

CERTAIN TRANSACTIONS

Between July 2001 and February 2002, we sold convertible promissory notes with an aggregate principal amount of $14.0 million and warrants exercisable for an aggregate of 99,334 shares of common stock at an exercise price of $0.01 per share to certain affiliates including: Investor Growth Capital Limited, J&A Group, LLC, The Vertical Group, L.P., and Warburg, Pincus Ventures, L.P.

EXECUTIVE OFFICERS

The following table sets forth information, as of April 25, 2003, regarding our executive officers:

Name	Age	Position(s)
Richard W. Mott	44	President, Chief Executive Officer and Director
Karen D. Talmadge, Ph.D.	50	Executive Vice President, Co-Founder and Director
Jeffrey L. Kaiser	52	Vice President, Finance and Administration and Chief Financial Officer
Avram A. Edidin, Ph.D.	38	Vice President, Research and Development
Mary K. Hailey	42	Vice President, Reimbursement
Stephen C. Hams	52	Vice President, Human Resources
Alan L. Marquardt	49	Vice President, Regulatory and Clinical
Anthony J. Recupero	44	Vice President, Sales
Elizabeth A. Rothwell	34	Vice President, Operations and Quality
Julie D. Tracy	41	Vice President, Marketing
Bert Vandervelde	40	Vice President, General Manager, Kyphon Europe

Richard Mott, Business background supplied above under “Directors to be Elected at Annual Meeting.”

Karen D. Talmadge, Ph.D., Business background supplied above under “Directors to be Elected at Annual Meeting.”

Jeffrey L. Kaiser has served as our Vice President, Finance and Administration and Chief Financial Officer since March 2000. From May 1997 through December 1999, he was Vice President, Chief Financial Officer, Treasurer and Secretary of UroQuest Medical, a manufacturer of products to treat urological disorders. From March 1990 to June 1996, Mr. Kaiser was Vice President, Finance and Administration and Chief Financial Officer of EP Technologies, now a division of Boston Scientific that manufactures interventional cardiac electrophysiology products. Mr. Kaiser is a Certified Public Accountant and holds a B.S. in Business Administration from Miami University, Oxford, Ohio.

Avram A. Edidin, Ph.D. has served as our Vice President, Research and Development since January 2002. From November 1996 through January 2002, he was the Principal Research Scientist at Stryker Osteonics. From September 2000 through June 2001, he was a Visiting Lecturer for the Department of Mechanical and Aerospace Engineering at Princeton University. From July 1999 through the present, he has been a Research Associate Professor for the Department of Biomedical Engineering at Drexel University. From May 1999 through the present, he has been a member of the Bioengineering Industrial Advisory Board for the College of Engineering at the University of California, Berkeley. Dr. Edidin holds a B.S. in Mechanical and Aerospace Engineering and an M.S. and Ph.D. in Bioengineering from Cornell University.

Mary K. Hailey has served as our Vice President, Reimbursement since February 2002. From October 1999 to February 2002, she served as our Director of Reimbursement. From July 1997 to October 1999, Ms. Hailey was initially Third Party Relations/Reimbursement Manager and then Director, Third Party Relations/Reimbursement for Sulzer Spine-Tech, a manufacturer of orthopedic devices. From May 1983 to July 1997, she  was a case manager and co-owner of Hailey & Heinrich, an occupational rehabilitation company. Ms. Hailey holds a B.S. in Vocational Rehabilitation from the University of Wisconsin.

Stephen C. Hams has served as our Vice President, Human Resources since February 2003. From June 1999 to January 2003, Mr. Hams was a Senior Vice President at E.piphany, Inc., an enterprise software company. From May 1995 to December 1998, he was Chief Operating Officer of the American Basketball League. Mr. Hams holds a B.A. from California State University and an M.B.A. from the University of Michigan.

Alan L. Marquardt has served as our Vice President, Regulatory and Clinical since August 2001. From February 2000 through July 2001, Mr. Marquardt was the Vice President, Regulatory, Clinical Affairs and Quality Assurance for the Endovascular Solutions Group of Guidant, a manufacturer of cardiac and vascular devices. From March 1998 through July 1999, he was the Vice President, Regulatory, Clinical and Quality Affairs for UroQuest Medical. From January 1993 through February 1998, he was the Vice President, Regulatory/Clinical/Quality for EP Technologies. Mr. Marquardt holds a B.S. in Microbiology from the University of Minnesota.

Anthony J. Recupero has served as our Vice President, Sales since September 2000. From October 1999 through August 2000, he served as our Director of Sales for North America. From January 1998 through September 1999, Mr. Recupero was Director of Sales for Sulzer Spine-Tech. From July 1987 through December 1997, he held various positions with United States Surgical Corporation, a manufacturer of minimally invasive surgical devices, including Director of National Accounts and Divisional Sales Director. Mr. Recupero holds a B.A. in Communications from the State University of New York at Albany.

Elizabeth A. Rothwell has served as our Vice President of Operations since February 2003 and our Vice President of Quality since November 2002. From September 1996 to April 2002, Ms. Rothwell was Vice President of Intercon, a contract-manufacturing firm. Ms. Rothwell holds a B.S. in Ceramic Engineering from Alfred University and an M.S. in Electrical Engineering from Virginia PolyTech Institute.

Julie D. Tracy has served as our Vice President of Marketing since January 2003. From January 1998 to January 2003, Ms. Tracy held various positions with Thoratec Corporation, a developer of medical devices to treat cardiac diseases and vascular blood disorders, including Senior Director of Business Development and Reimbursement from June 2002 to January 2003, Senior Director of Marketing from January 2002 to May 2002 and Director of Marketing from January 1998 to December 2001. Ms. Tracy holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Pepperdine University.

Bert Vandervelde has served as our Vice President, General Manager, Kyphon Europe since joining us in January 2001. From November 1999 through December 2000, Mr. Vandervelde was an independent business consultant in Europe. From November 1998 to October 1999, he was Vice President, General Manager for VascA Europe, a developer of vascular access technology for dialysis patients. From December 1996 to October 1998, he was Vice President, General Manager for CellPro Europe, a manufacturer of cell selection and cell transplantation equipment. Mr. Vandervelde holds an Engineering degree from Brussels HTI.

Employment Agreements

In September 2002, we entered into an at-will employment agreement with Richard Mott whereby we agreed that, in the event of his termination without cause or constructive termination, Mr. Mott will become a consultant for 12 months and will continue to receive payments equivalent to his base salary in effect upon his termination and equivalent benefits. The agreement also provides for an annual salary of $310,000, annual performance bonuses of up to 40% of the annual salary, temporary housing, travel and car allowances for the first 6 months of employment, reimbursement of reasonable relocation expenses, and an option to purchase 900,000 shares of our Common Stock which vests as to 25% of the shares after the first year of employment and in equal monthly installments thereafter over the following 36 months. In the event of a change of control, followed by Mr. Mott’s termination without cause or constructive termination, Mr. Mott will receive accelerated vesting on the entire option and a bonus equivalent to that paid to him in the previous fiscal year.

The employment offer letter to Jeffrey L. Kaiser, our Vice President, Finance and Administration and Chief Financial Officer, provides that, in the event of a change of control, all of his outstanding stock options will fully and immediately vest if his position is eliminated or changed and he will receive a severance payment equal to six months of his annual salary if he is terminated without cause.

Each of our other named executive officers signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s:

•	position and title,

•	salary and other compensation,

•	health benefits,

•	option grant and vesting schedule, and

•	obligation to abide by confidentiality provisions.

Additionally, each offer letter states that employment with us is at-will and may be terminated by either party at any time with or without notice or cause.

Executive Officer Compensation

Summary Compensation Table.    The following table sets forth information for the years ended December 31, 2000, 2001 and 2002 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year						Long-Term Compensation Awards		All Other Compensation ($)
		Annual Compensation					Restricted Stock Awards ($)	Number of Shares Underlying Options (#)
		Salary ($)		Bonus ($)(1)		Other Annual Compensation
Richard W. Mott (2) President and Chief Executive Officer	2002		$103,333		—	—	—	900,000		$43,454	(4)

Gary Grenter (3) Former President and Chief Executive Officer	2002 2001	$ $	209,205 142,083		$54,250 —	— —	— —	— 865,000	$ $	715,698 34,878	(5)

Jeffrey L. Kaiser Vice President, Finance and Administration and Chief Financial Officer	2002 2001 2000	$ $ $	200,000 171,250 128,513	$ $	40,250 32,000 —	— — —	— — 100,000	— — 375,000		— — —

Eric N. Doelling Vice President, Operations	2002 2001 2000	$ $ $	177,244 165,225 159,231	$ $	38,864 30,000 —	— — —	— — 50,000	— — —		$21,750 — —	(6)

Avram A. Edidin Vice President, Research and Development	2002		$175,075		$30,000	—	—	300,000		$37,488	(7)

Anthony J. Recupero Vice President, Sales	2002 2001 2000	$ $ $	172,500 162,750 209,978	$ $	125,000 138,819 —	— — —	— — —	— 50,000 125,000	$ $ $	31,600 39,000 113,688	(8)

(1)	The amounts in this column represent bonus earned unless otherwise noted.
(2)	Mr. Mott has served as President and Chief Executive Officer since September 2002, at an annual salary of $310,000.
(3)	Mr. Grenter resigned as President, Chief Executive Officer and a director on September 3, 2002.
(4)	Consists of relocation expenses.
(5)	Includes imposed interest of $201,407 on a promissory note, $3,333 for a life insurance policy, $10,000 for car allowance, $19,554 for payout of accrued vacation and $481,404 in severance pay.
(6)	Results from a disqualifying disposition on an option exercise.
(7)	Consists of $14,185 in relocation expenses, $2,847 in retroactive pay and a $20,456 cost of living adjustment.
(8)	Consists of a $7,600 car allowance and a $24,000 cost of living adjustment.

Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers:

Option Grants in Fiscal 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Sh)	Expiration Date
					5%	10%
Richard Mott	900,000	41.3%	$12.67	9/11/12	$7,171,285	$18,173,445
Avram Edidin	300,000	13.8%	$3.00	2/28/12	$6,430,026	$10,771,841

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    The following table sets forth the information with respect to stock option exercises during the year ended December 31, 2002, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2002.

Aggregate Option Exercises in Fiscal 2002 and

Year-End Option Values

Name	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2002 (#)(1)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Mott	—	—	900,000	—	—	—
Gary Grenter	234,271	$1,204,347	—	75,000	—	$565,500
Jeffrey Kaiser	100,000	$23,000	89,062	85,938	$692,012	$667,738
Eric Doelling	154,688	$134,579	68,750	51,562	$578,188	$433,636
Avram Edidin	—	—	—	300,000	—	$1,662,000
Anthony Recupero	64,567	$181,697	110,431	100,002	$848,961	$772,141

(1)	Includes unvested shares from grants which allow early exercise of unvested shares.
(2)	The fair market value of a share of our common stock at the close of business on December 31, 2002, was $8.54.

Equity Compensation Plan Information

The following table sets forth the information with respect to equity compensation plans at December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,889,945	$3.51	1,907,538	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	6,889,945	$3.51	1,907,538

(1)	This number includes 750,000 shares that were available for issuance under the 2002 Employee Stock Purchase Plan, 957,538 shares that were available for issuance under the 2002 Stock Plan, and 200,000 shares that were available for issuance under the 2002 Director Option Plan.

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors (the “Committee”), comprising three outside directors, is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy.    Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interest of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program.    The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of the 2002 Stock Plan, the 2002 Director Option Plan and the 2002 Employee Stock Purchase Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1.    Base Salary.    In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to equity and critical nature of the position relative to our success.

2.    Long-Term Incentives.    Our 2002 Stock Plan provides for the issuance of stock options to our officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2002 Compensation for the Chief Executive Officer

In determining Mr. Grenter’s and Mr. Mott’s salaries for 2002, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account their past experience and knowledge.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the “Code”). Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2002. Grants under the 2002 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, our 2002 Stock Plan provides that no employee may be granted, in any of our fiscal years, options to purchase more than 1,000,000 shares of common stock. In addition, our 2002 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted an additional 2,000,000 shares of common stock.

The foregoing Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Respectfully submitted,

Jack W. Lasersohn

James T. Treace

Elizabeth H. Weatherman

Stock Performance Graph

The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq Market, U.S. Index (“Nasdaq U.S. Index”) and the Nasdaq Medical Equipment Index for the period beginning on May 17, 2002, our first day of trading after its initial public offering, and ending on December 31, 2002.

*	The graph assumes that $100 was invested on May 17, 2002 in our Common Stock, the Nasdaq U.S. Index and the Nasdaq Medical Equipment Index, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Research Data Group, Inc.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2003, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The Audit Committee of the Board of Directors met four times during the 2002 fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter. Each Audit Committee member is qualified as “Independent” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers.

Fees billed to us by PricewaterhouseCoopers LLP during Fiscal 2002

Audit Fees:

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of consolidated financial statements as of and for the year ended December 31, 2002 and its limited reviews of our unaudited condensed consolidated interim financial statements totaled $95,000.

Financial Information Systems Design and Implementation Fees:

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

Fees billed to us by PricewaterhouseCoopers LLP during our 2002 fiscal year for all other non-audit services rendered to us, including tax and initial public offering related services, totaled $312,000. The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Board of Directors has adopted a written charter for the Audit Committee hereto attached as Appendix A. The Audit Committee consists of three members, each of whom is financially literate and one of whom has accounting or related management experience. The purposes of the Audit Committee are set forth in the Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial and accounting reporting process and in maintaining our system of internal controls. The Audit Committee evaluates the audit process, the independence of our accountants and preapproves related party transactions and non-audit services rendered by our accountants.

As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial reporting process and internal control systems and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountant’s independence.

The Audit Committee has reviewed and discussed the audited financial statements with management and our accountants. Based upon this review and discussions described in this report, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in our annual report to stockholders on Form 10-K for the fiscal year ended December 31, 2002.

Respectfully submitted,

Stephen M. Campe

Douglas W. Kohrs

James T. Treace

PricewaterhouseCoopers LLP has audited our financial statements annually from the Company’s inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Sunnyvale, California

May 14, 2003

APPENDIX A

KYPHON INC.

AUDIT COMMITTEE CHARTER

(as amended October 25, 2002)

1.    CHARTER STATEMENT

This Charter specifies the scope of the Audit Committee’s (the “Committee”) responsibilities and how it carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing and reporting upon: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal and external controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and apprise the audit efforts and independence of the Company’s accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.    STRUCTURE AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” directors within the meaning of applicable NASDAQ and SEC rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member should have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board and shall serve until their successor shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

III.    MEETINGS

As part of its job to foster open communication, the Committee must meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chairman should meet with the independent accountants and management quarterly to review the Company’s financial statements consistent with Section IV.6 below.

IV.    PROCESSES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review; General Provisions

1.	Obtain the Board members’ approval of this Charter.

2.	Review and reassess the Charter’s adequacy periodically, but at least annually, as conditions dictate.

3.	Review the Company’s annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

4.	Review the regular Management Letter to management prepared by the independent accountants and management’s response.

5.	Review and approve in advance any proposed related party transactions.

6.	Review the interim financial statements with financial management and the independent accountants prior to the filing of the Company’s Form 10-Q. The chairman of the Committee may represent the entire Committee for purposes of this review. These meetings should include a discussion of the independent accountants’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the quarterly review by the independent accountants.

7.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the

Board	in written form that will be incorporated as a part of the minutes of the Board meeting at which those recommendations are present.

8.	Review, approve and monitor the Company’s code of ethics for its senior financial officers.

9.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

10.	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Accountants

11.	Appoint, compensate and oversee the work of the independent accountants (including resolving disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

12.	Pre-approve non-audit services provided to the Company by the independent accountants (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants.

13.

Review and provide guidance with respect to the external audit and the Company’s relationship with its independent accountants by (i) reviewing the independent accountants’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent accountants regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent accountants’ peer review conducted every three years; (iv) discussing with the Company’s independent accountants the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the Committee by the independent accountants in accordance with the applicable SEC requirements.

14.	Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside accountants.

15.	Review with the independent accountants their ultimate accountability to the Board and to the Committee.

16.	Review and evaluate the performance of the independent accountants and approve any nomination or proposed discharge of the independent accountants when circumstances warrant.

Financial Reporting Processes

17.	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent accountants to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent accountants relating to such disclosure.

18.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

19.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

20.	Establish regular and separate systems of reporting to the Committee by both management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

21.	Following completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

23.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

24.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

Proxy Statement and NASD Reporting

25.	State in the annual proxy statement that the Committee has adopted a written charter and include a copy of this charter as an appendix to the proxy statement once every three years.

26.	Include a report in the annual proxy statement, over the names of all Committee members, stating whether the Committee reviewed and discussed the audited financial statements with management,

discussed with the independent accountants the matters requiring discussion, including but not limited to those matters required by the Statement of Auditing Standards No. 61, as amended, received the written disclosures and letter from the independent accountants as required by Independence Standards Board Standard No. 1, and based upon that review and discussion, recommended to the Board that the audited financial statements be included in the Form 10-K.

V.    COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

VI.    DELEGATION OF AUTHORITY

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KYPHON INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Kyphon Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated May 14, 2003 and hereby appoints Jeffrey L. Kaiser, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2003 Annual Meeting of Stockholders of Kyphon Inc. to be held on June 19, 2003 at 4:00 p.m., local time, at the Ritz-Carlton located at One Miramontes Point Road, Half Moon Bay, CA 94019 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

					Please mark your votes as indicated		[X]
1. Election of Directors	FOR [ ]	WITHHOLD [ ]	2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
CLASS I NOMINEES: RICHARD W. MOTT KAREN D. TALMADGE, PhD

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

			PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE, PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                                         SIGNATURE(S)                                                        DATE:                 , 2003

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE